Exhibit 99.1

NeurogesX, Inc. Stephen Ghiglieri Chief Financial Officer (650) 358-3310	The Ruth Group Stephanie Carrington / Sara Ephraim (investors) (646) 536-7017 / 7002 scarrington@theruthgroup.com sephraim@theruthgroup.com

Jason Rando (media)/Janine McCargo (646) 536-7025/7033 jrando@theruthgroup.com jmccargo@theruthgroup.com

NeurogesX’ Qutenza™ (NGX-4010) Receives

Positive Committee Recommendation in European Union

Broad Label Indicated for Peripheral Neuropathic Pain in Non-Diabetic Adults

Conference Call Scheduled Friday, March 20 at 9am ET

San Mateo, Calif., (March 19, 2009) – NeurogesX, Inc. (NASDAQ: NGSX), a biopharmaceutical company focused on developing and commercializing novel pain management therapies, announced today that the European Medicines Agency’s (EMEA) Committee for Medicinal Products for Human Use (CHMP) has issued a positive opinion recommending approval of Qutenza™ (formerly NGX-4010), for the treatment of peripheral neuropathic pain in non-diabetic adults either alone or in combination with other medicinal products for pain.

Qutenza is a high-concentration capsaicin dermal patch designed to provide rapid, localized and sustained relief from peripheral neuropathic pain. The CHMP’s positive recommendation will be evaluated by the European Commission, and a decision on marketing authorization is expected in the next 60 to 90 days.

Anthony DiTonno, President and CEO, commented, “The CHMP’s positive recommendation for approval of Qutenza in the European Union provides significant validation for both Qutenza and NeurogesX. Since its founding in 2000, NeurogesX has been dedicated to bringing Qutenza to market for patients with neuropathic pain, a patient population that is largely unsatisfied with existing approved therapies. We are excited to be on the doorstep of potential commercialization. In preparation for a potentially positive final decision by the European Commision, we will be focused on finalizing a relationship with a commercial partner in Europe over the next few months.”

Dr. Jeffrey Tobias, Chief Medical Officer, commented, “We believe that, if approved, Qutenza may become an important addition to the treatment options currently available for peripheral neuropathic pain in non-diabetic adult patients. By providing a localized treatment option applied directly to the site of pain, Qutenza can produce up to three months of pain relief following a single 30- or 60-minute application. Clinical studies have demonstrated that Qutenza can be used alone or in combination with other pain medications. This is particularly important in the treatment of peripheral neuropathic pain where patients often require management with more than one medication.”

The CHMP’s positive opinion recommending approval of Qutenza for the treatment of peripheral neuropathic pain in non-diabetic adults was made in reliance on NeurogesX’ commitment to conduct certain post-marketing studies. These post-marketing commitments, which are often required by the CHMP as a condition of an approval recommendation, may include an open-label safety study of Qutenza in on-label indications, as well as a clinical safety and efficacy study in painful diabetic neuropathy.

Conference Call Details

The Company will hold its quarterly conference call on Friday, March 20, 2009 at 9:00 a.m. ET (6:00 a.m. PT) to discuss fourth quarter and year-end 2008 results and the CHMP’s positive opinion recommending E.U. approval of Qutenza in non-diabetics with peripheral neuropathic pain. To participate in the conference call, please dial 1-877-407-0789 (USA) or 1-201-689-8562 (International). In addition, a dial-up replay of the conference call will be available beginning March 20, 2009 at 8:00 p.m. ET (5:00 p.m. PT) and ending on March 30, 2009. The replay telephone number is 1-877-660-6853 (USA) or 1-201-612-7415 (International), Account Number: 3055, Conference ID Number: 317851.

A live web cast of the call will also be available from the Investor Relations section on the corporate web site at http://www.neurogesx.com. A web cast replay can be accessed on the corporate web site beginning March 20, 2009 at the same time as the conference call and will remain on the site for one month ending April 20, 2009.

About Neuropathic Pain

Neuropathic pain is a type of chronic pain that results from injury to, or dysfunction of, nerves in the central or peripheral nervous systems. Peripheral neuropathic pain is an inappropriate sensation of pain that results when injured or dysfunctional nerve endings send aberrant pain signals to the brain, in the absence of harmful stimuli. It can result from viruses, in cases of postherpetic neuralgia (PHN) and painful HIV-distal sensory polyneuropathy (HIV-DSP), or diseases, such as diabetes.

An estimated 8% of the world’s population suffers from neuropathic pain. Treatments to address the estimated 6.0 million U.S. neuropathic pain suffers generated over $3.5 billion in 2007 U.S. sales, while an estimated 3.0 million people in Europe suffer from neuropathic pain. The market for neuropathic pain is quickly growing due to the rise in the aging population, diabetes, life expectancy for HIV-positive individuals, and heightened awareness among the medical community.

Despite the large pain population and sizeable market opportunity in neuropathic pain, current treatment options are limited by the need for frequent dosing, undesirable systemic side effects, and unsatisfactory relief.

About NeurogesX, Inc.

NeurogesX (NASDAQ: NGSX) is a biopharmaceutical company focused on developing and commercializing novel pain management therapies. Its initial focus is on chronic peripheral neuropathic pain, including postherpetic neuralgia (PHN), painful HIV-distal sensory polyneuropathy (HIV-DSP) and painful diabetic neuropathy (PDN). NeurogesX’ late stage product portfolio is led by its product candidate Qutenza, a dermal patch designed to manage pain associated with peripheral neuropathic pain conditions, that the Company believes offers significant advantages over other pain therapies. NeurogesX submitted a new drug application (NDA) for Qutenza to the U.S. Food and Drug Administration (FDA) in October 2008 for PHN, which was accepted for filing by the FDA in December 2008. A marketing authorization application (MAA) for Qutenza received a positive opinion from the Committee for Medicinal Products for Human Use (CHMP) recommending approval for peripheral neuropathic pain in non-diabetic adults either alone or in combination with other medicinal products for pain. NeurogesX is currently awaiting the European Commission’s decision on the CHMP’s opinion.

NeurogesX’ second most advanced product candidate, NGX-1998, is a topically applied, liquid formulation containing a high concentration of capsaicin designed to treat pain associated with neuropathic pain conditions. NGX-1998 has completed three Phase 1 studies and NeurogesX is currently evaluating the timing of entering Phase 2 development.

NeurogesX’ early stage product pipeline includes pre-clinical compounds, which are prodrugs of acetaminophen and various opioids. The company has evaluated these compounds in vitro and in vivo and is currently seeking development partners for these programs.

Safe Harbor Statement

This press release contains forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995 (the “Act”). NeurogesX disclaims any intent or obligation to update these forward-looking statements, and claims the protection of the Safe Harbor for forward-looking statements contained in the Act. Examples of such statements include, but are not limited to, the expected timing of the European Commissions decision on the CHMP’s recommendation for approval of the MAA for Qutenza in the European Union; NeurogesX’ plans to seek and timing to obtain a commercial partner for Qutenza in Europe; the size, scope and growth of potential markets for NeurogesX’ product candidates; and the expected benefits of NeurogesX’ product candidates and its plans with regard to seeking potential development partners for its early stage product pipeline. Such statements are based on management’s current expectations, but actual results may differ materially due to various risks and uncertainties, including, but not limited to; positive results in clinical trials may not be sufficient to obtain FDA or European regulatory approval; any regulatory approvals which are received may be limited to certain indications; NeurogesX’ product candidates may have unexpected adverse side effects or inadequate therapeutic efficacy physician or patient reluctance to use Qutenza or NGX-1998, if approved, or the inability of physicians to obtain sufficient reimbursement for such procedures; potential alternative therapies; maintaining adequate patent or trade secret protection without violating the intellectual property rights of others; and other difficulties or delays in, clinical development, obtaining regulatory approval, market acceptance and commercialization of NeurogesX’ product candidates and the advantages of NeurogesX’ product candidates over other pain therapies. For further information regarding these and other risks related to NeurogesX’ business, investors should consult NeurogesX’ filings with the Securities and Exchange Commission.